Exhibit 5.1

November 10, 2022
Nordson Corporation
28601 Clemens Road
Westlake, Ohio 44145

Re: Registration Statement on Form S-8 filed by Nordson Corporation

Ladies and Gentlemen:

We have acted as counsel to Nordson Corporation, an Ohio corporation (the “Company”), in connection with the registration of 10,000 of the Company’s common shares (the “Shares”), without par value, which may be issued or delivered and sold pursuant to the Cyberoptics Corporation 1998 Stock Incentive Plan, as amended (the “Plan”), assumed by the Company pursuant to the Agreement and Plan of Merger by and among the Company, Meta Merger Company and Cyberoptics Corporation, dated August 7, 2022. In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares that may be issued or delivered and sold pursuant to the Plan and the authorized forms of award agreements thereunder (the “Award Agreements”) will be, when issued or delivered and sold in accordance with the Plan and the Award Agreements, validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the laws of the State of Ohio, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinion expressed herein. In addition, we have assumed that the resolutions authorizing the Company to issue or deliver and sell the Shares pursuant to the Plan and the Award Agreements will be in full force and effect at all times at which the Shares are issued or delivered or sold by the Company, and that the Company will take no action inconsistent with such resolutions.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the “Act”). In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Jones Day

Jones Day